EXHIBIT 24

P O W E R    O F    A T T O R N E Y

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints  J. P. Morgan, Jr. and F. D. Clarke, III, and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned the Annual Report on Form 10-K, and any amendments thereto, of The Standard Register Company for the year ended December 28, 2008, and to perform any acts necessary to be done in order to file such report with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ F.D. Clarke, III	Chairman of the Board and Director	February 19, 2009
F. D. Clarke, III

/S/ J. P. Morgan, Jr.	President, Chief Executive Officer	February 19, 2009
J. P. Morgan, Jr.	and Director

/S/ Robert M. Ginnan	Vice President, Treasurer	February 19, 2009
Robert M. Ginnan	and Chief Financial Officer

/S/ David P. Ballis	Director	February 19, 2009
David P. Ballis

/S/ R. W. Begley, Jr.	Director	February 19, 2009
R. W. Begley, Jr.

/S/ Michael E. Kohlsdorf	Director	February 19, 2009
Michael E. Kohlsdorf

/S/ R. Eric McCarthey	Director	February 19, 2009
R. Eric McCarthey

/S/ J. J. Schiff, Jr.	Director	February 19, 2009
J. J. Schiff, Jr.

/S/ J. Q. Sherman, II	Director	February 19, 2009
J. Q. Sherman, II

Signed and acknowledged in the presence of:

/S/F. D. Clarke, III	/S/ K. A. Lamme
F. D. Clarke, III, Chairman of the	K. A. Lamme, Senior Vice President,
Board of Directors of The Standard	General Counsel and Secretary
Register Company	of The Standard Register Company

STATE OF OHIO, MONTGOMERY COUNTY:

The foregoing Directors of The Standard Register Company personally appeared before me, a Notary Public for the State of Ohio, and each of them acknowledged that they did sign this Power of Attorney, and that it is the free act and deed of each said Director.

I have signed and sealed this Power of Attorney at Dayton, Ohio, on February 20, 2009.

/S/ K. A. Lamme

Kathryn A. Lamme